Exhibit 23.2



             Thomas Leger & Co. L.L.P., Certified Public Accountants


                          INDEPENDENT AUDITORS CONSENT

         We consent to the incorporation by reference in this Registration Statement of WASATCH PHARMACEUTICAL, INC. on Form S-8 of our report dated April 11, 2002 incorporated in the Annual Report of Form 10-KSB of WASATCH PHARMACEUTICAL, INC. for year ended December 31, 2001.

/s/ Thomas Leger & Co. L.L.P.
---------------------------------
Thomas Leger & Co. L.L.P.
Houston, Texas
February 13, 2003